UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2009

PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8019-01	04-3659419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484
(Address of Principal Executive Offices)	(Zip Code)

1-800-622-4204

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On November 6, 2009, National City Bank, the sole common shareholder of PFGI Capital Corporation, merged with and into its affiliate, PNC Bank, National Association. PNC Bank was the surviving entity. As a result of the merger, each share of National City Bank was canceled and retired, and no cash, new shares of common stock, or other property was delivered in exchange.

Immediately prior to the merger, both National City Bank and PNC Bank, National Association were wholly-owned indirect subsidiaries of The PNC Financial Services Group, Inc. PNC Bank, National Association continues to be a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc.

As a result of the merger, PNC Bank is the holder of 100% of PFGI Capital Corporation’s Common Stock and holds approximately 93.8% of the combined voting power of the holders of PFGI Capital Common Stock and Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFGI Capital Corporation
(Registrant)

Dated: November 9, 2009	By	/S/ DORIS M. MALINOWSKI
Doris M. Malinowski
Chief Financial Officer and Treasurer